Exhibit 10.30

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

NEW RISE RENEWABLES RENO, LLC.

- and -

AXENS NORTH AMERICA, INC.

LICENSE AGREEMENT

Job# 8628

PROCESS: VEGAN®

PROJECT: Renewable Diesel Project

SCHEDULES

SCHEDULE 1 -	FORM OF CATALYST LOADING COMPLETION CERTIFICATE
SCHEDULE 2 -	FORM OF READY FOR START-UP CERTIFICATE
SCHEDULE 3-	FORM OF PERFORMANCES PROBE CERTIFICATE
SCHEDULE 4 -	FORM OF ACCEPTANCE OF THE UNIT CERTIFICATE
SCHEDULE 5 -	STANDARD TECHNICAL ASSISTANCE AND SERVICE RATES
SCHEDULE 6 -	FORM OF LICENSEE’S ANNUAL CAPACITY DECLARATION

This license agreement (hereinafter referred to as “Agreement”) is agreed by and between:

Axens North America, Inc., a Delaware corporation and a wholly-owned affiliate of Axens (France), having a registered office at 1800 St James Place, Suite 500, Houston, TX, 77056, USA and represented by Christian VAUTE acting as Chief Executive Officer, having full authority to sign this License Agreement (hereinafter referred to as “LICENSOR”); and

New Rise Renewables Reno, a limited liability company organized under the laws of Nevada having a registered office at 14830 Kivett Lane, Reno, NV 89521 and represented by Randy Soule acting as the Manager-Member having full authority to sign this License Agreement {hereinafter referred to as “LICENSEE”),

LICENSEE and LICENSOR being hereinafter collectively referred to as “PARTIES” and individually as a “PARTY”.

WHEREAS:

LICENSEE intends to modify its facilities located in Reno, Nevada USA (hereinafter “LICENSEE’S SITE”) for the purpose of converting fats and oils into renewable diesel (hereinafter referred to as “PROJECT”). For this PROJECT, LICENSEE wants to build a Vegan® unit (hereinafter “UNIT”), and for so doing is requesting LICENSOR to repurpose existing assets and/or units or part thereof previously acquired by LICENSEE from a third party.

LICENSEE has selected, at its sole discretion, the EPC Contractor Encore D.E.C, a limited liability company organized under the laws of the State of Nevada, to procure, under LICENSEE’s sole responsibility, the detailed engineering, procurement, expediting, inspection and construction of the UNIT at LICENSEE’S SITE (hereinafter “CONTRACTOR”).

By agreement dated June 29th, 2001 and effective as of January 1st, 2001 between IFP Energies Nouvelles (“IFPEN”) and Axens (France), Axens is authorized to grant non-exclusive, non-transferable licenses such as the license contemplated by this Agreement and LICENSOR is authorized, by a sublicense of said Axens rights, to grant the same licenses in North America and the Caribbean.

LICENSEE wishes to receive, for the purpose of the engineering, construction, operation and subsequent maintenance and repair of the UNIT, the appropriate rights and technical information related to the PROCESS.

LICENSOR is willing to grant to LICENSEE the right to use the know-how and patents related to the PROCESS as defined hereafter, and LICENSEE is willing to receive said right under the terms and conditions provided herein.

On September 5th, 2019, LICENSEE has signed a confidentiality agreement covering its access to LICENSOR’s know-how for this project {hereinafter referred to as “Confidentiality Agreement”).

On May 24th, 2019, CONTRACTOR has signed a confidentiality agreement covering its access to LICENSOR’s know-how for this PROJECT.

On May 8th, 2020, at LICENSEE’s request and for the purpose of the engineering of the UNIT, CONTRACTOR and LICENSOR have executed a process book supply agreement (hereinafter “PBSA”) which is, by this reference, incorporated into and made part of this Agreement.

It is intended that LICENSOR and LICENSEE will execute, on the even date of this present License Agreement, a Guarantee Agreement (“GA”), which will set forth the guarantees of technical performance of the UNIT.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the PARTIES hereto agree to the following:

Article 1 - Definitions

Except as otherwise expressly provided, the following terms as used herein shall have the meanings assigned to them in this Article and shall include the plural as well as the singular. The capitalized terms used herein which are not defined in this shall have the meaning set forth in Schedule 1 of the GA; such terms are hereby incorporated by reference.

“ACCEPTANCE DATE” means the date of completion by LICENSOR of its obligations under this Agreement with respect to the PERFORMANCE TEST according to Sections B, D-2 and D-3 of Schedule 1 of the GA and “ACCEPTANCE CERTIFICATE” means the document of Schedule 4 attesting such ACCEPTANCE DATE.

“ADVISOR” means a person employed by LICENSOR, LICENSOR PARTNER or LICENSOR SUBCONTRACTOR who provides technical assistance services to LICENSEE as set forth in Schedule 5 and in the GA.

“AFFILIATE” means, in relation to any one of the PARTIES, any company which, directly or indirectly, controls, is controlled by, or is under common control with such PARTY. A company is controlled by ownership of more than fifty percent (50%) of its voting shares.

“CATALYST” is defined in Schedule 1 of the GA.

“CATALYST GUARANTEE” means the guarantee(s) related to the CATALYST life time and described in Schedule 3 of the GA.

“CHARGE” is defined in Schedule 1 of the GA.

“CONTRACTOR” means the engineering company described in the preamble to this Agreement selected by LICENSEE.

“CUT-OFF DATE” means the date of the fifth (5th) anniversary of the EFFECTIVE DATE.

“DESIGN CAPACITY” of the UNIT means the nameplate capacity of [***], based on a stream factor of 330 days per annum.

“EFFECTIVE DATE” means its last date of signature by the PARTIES.

“GA” means the Guarantee Agreement, executed of even date herewith, which amends the LA to set forth the TECHNICAL GUARANTEES associated with the license granted under this Agreement.

“IMPROVEMENTS” means the additions or modifications to the LICENSOR TECHNICAL INFORMATION made, acquired or which become controlled by either PARTY prior to the CUT-OFF DATE, which improve the mechanical or chemical efficiency of the

PROCESS and which are suitable for commercial use. However, IMPROVEMENTS shall not include either:

a)	any data or know-how which embodies a design or process fundamentally different from that established in the PROCESS BOOK, and/or

b)	any significant enhancement for which a third party is willing to pay a license fee for its use.

“INDEX RATIO” means the ratio of two numbers by applying the following formula:

INDEX RATIO= INDEX/ INDEXo, where:

“INDEXo” means the US Producer Price Index for industrial commodities published from time to time under the reference “USPPI” by the US Department of Labor (<http://www.bls.gov/ppi/home.htm>) and as of Effective Date of this LA, 2020 means the number 199.2.

“INDEX” means the last available number of the USPPI at the date of invoicing.

The INDEX RATIO shall never be less than one (1) at any time. Should the US Labor Department update the reference base of such index, conversion shall be made to preserve the intended continuity of calculation by making the appropriate arithmetical adjustment in order for the updated index to correspond, in reference base, to the index at the relevant date or dates.

“LICENSEE’S SITE” means Reno, NV (USA) as set forth in the preamble to this Agreement.

“LICENSOR DATA” means all information related to the PROCESS, including but not limited to LICENSOR TECHNICAL INFORMATION, which may be of a technical, commercial, or other nature, whether written or oral, provided, directly or indirectly, by LICENSOR or LICENSOR PARTNER to LICENSEE under this Agreement and the PBSA, or which LICENSEE might acquire or discover during visits to facilities of LICENSOR PARTNER, LICENSOR or third parties where such information is designed or exploited, or during discussions with LICENSOR or LICENSOR PARTNER, together with all analyses, compilations, forecasts, studies or other documents that contain or otherwise reflect such information, or the actual operating data relating to the UNIT using the CATALYST, including but not limited to operating conditions (temperatures, pressure, flow rates, yield, hydrogen consumption (if any), products quality, catalyst cycle length and catalyst life period).

“LICENSOR PARTNER” means IFPEN and its AFFILIATES and their respective employees, contractors and agents.

“LICENSOR SUBCONTRACTOR” means, individually or collectively, as the context requires, any third party other than LICENSOR PARTNER acting as a subcontractor or an agent to LICENSOR or LICENSOR PARTNER for the PROJECT, and its AFFILIATES.

“LICENSOR TECHNICAL INFORMATION” means all know-how developed or acquired by LICENSOR and/or LICENSOR PARTNER, related to or used in the commercial practice of the PROCESS, and contained in the PROCESS BOOK.

“OPERATING INSTRUCTIONS” means that information listed in Section 6 of Schedule 1 to the PBSA.

“PERFORMANCE GUARANTEE” means, individually or collectively, the performance guarantees, described in Schedule 3 of the GA, that the UNIT will demonstrate during the PERFORMANCE TEST.

“PERFORMANCE TEST” means the test made to check that the UNIT, when loaded with the CATALYST, operated with the CHARGE described in Schedule 2 of the GA at DESIGN CAPACITY and at the conditions prescribed by LICENSOR, meets the PERFORMANCE GUARANTEE of Schedule 3 of the GA.

“PBSA” means the Process Book Supply Agreement under which LICENSOR has or will deliver the PROCESS BOOK to LICENSEE.

“PROCESS” means Vegan™ process, developed by IFPEN and licensed by Axens. Such PROCESS consists in the conversion of vegetable oil or other oils into middle distillates, in presence of hydrogen on proprietary catalysts.

“PROCESS BOOK” means the deliverable file of LICENSOR’s Basic Process Design, including the written instructions given by LICENSOR after remittance of such deliverable file. The content of the PROCESS BOOK is described in Schedule 1 of the PBSA signed by and between LICENSOR and CONTRACTOR, excluding Operating Instructions.

“PROCESS DESIGN PACKAGE” means the deliverable file of LICENSOR’s Basic Process Design, including the written instructions given by LICENSOR after the remittance of such deliverable file. The content of the PROCESS DESIGN PACKAGE is described in Schedule 1 consisting of PROCESS BOOK and Operating Instructions.

“PROJECT” means LICENSEE’s renewable diesel project at LICENSEE’s SITE as described in the recitals above.

“PURPOSE” is as defined in Article 2.1 hereof.

“TECHNICAL GUARANTEES” means PERFORMANCE GUARANTEE and/or CATALYST GUARANTEE.

“UNIT” means the Vegan™ unit that LICENSEE will design, build, operate and maintain at LICENSEE’s SITE, using the LICENSOR TECHNICAL INFORMATION under license from LICENSOR.

Article 2 - Purpose of this Agreement

2.1	The purpose of this Agreement is to define the terms and conditions under which LICENSOR shall grant, and LICENSEE shall accept a license to design, build, operate and maintain the UNIT using the LICENSOR TECHNICAL INFORMATION (hereinafter “PURPOSE”).

2.2	As between LICENSOR and LICENSEE, LICENSEE will at all times remain solely responsible, and shall bear all expenses related to the detailed engineering, procurement, expediting, inspection, construction, alteration, reconstruction, operation and maintenance of the UNIT.

Article 3 - Grant of license

3.1	In consideration of and subject to payment in full of the license fee set forth in Article 8 - , and so long as LICENSEE is not in default of its obligations hereunder:

a)	LICENSOR hereby grants to LICENSEE a non-exclusive right to use the LICENSOR TECHNICAL INFORMATION to design, build, operate and maintain the UNIT at DESIGN CAPACITY. Should LICENSEE decide to operate the UNIT above DESIGN CAPACITY, the grant set forth above shall be extended to the new capacity upon receipt by LICENSOR of the additional paid-up license fee payment from LICENSEE as set forth in Article 8.1e).

b)	Except as specified in Article 12.1 hereof, this license is not transferable.

c)	LICENSOR further grants to LICENSEE an immunity from suit with regards to the foregoing grant or to the use and/or sale of the products made using the PROCESS, under any patent specifically related to the PROCESS (1) owned or controlled by LICENSOR and/or LICENSOR PARTNER (as applicable), or (2) to which and to the extent and subject to the terms LICENSOR has the right to extend such immunity.

3.2	Except as expressly provided herein, LICENSOR grants no other rights, whether express or implied, by operation of law or otherwise. In particular, no right is granted herein to LICENSEE for the manufacture or sale of any specified catalyst, adsorbent or special equipment.

Article 4 - Exchange of IMPROVEMENTS

4.1	Until the CUT-OFF DATE, LICENSOR and LICENSEE shall, subject to specific restrictions imposed by third parties, communicate with each other without charge at least once each year to disclose to each other the IMPROVEMENTS, if any, made to the UNIT by LICENSOR, its licensees, LICENSOR PARTNER and LICENSEE.

4.2	With effect from the date of disclosure of IMPROVEMENTS hereunder, subject to possible restrictive obligations to third parties attached to such IMPROVEMENTS,

a)	LICENSOR hereby grants to LICENSEE a non-exclusive and non-transferable right to use the LICENSOR IMPROVEMENTS disclosed to LICENSEE in accordance with Article 4.1 hereof to design, modify, operate, maintain and repair the UNIT. LICENSOR further grants to LICENSEE an immunity from suit with regards to the foregoing grant or to the sale of the products made in the UNIT using the IMPROVEMENTS under any patent: (1) owned or controlled by LICENSOR and/or LICENSOR PARTNER (as applicable) or (2) to which and to the extent and subject to the terms LICENSOR has the right to extend such immunity.

b)	LICENSEE hereby grants to LICENSOR and/or LICENSOR PARTNER (as applicable) a non-exclusive right to use the LICENSEE IMPROVEMENTS disclosed to LICENSOR in accordance with Article 4.1 hereof to design, build, modify, operate and maintain any unit licensed or to be licensed under the LICENSOR TECHNICAL INFORMATION and to grant sublicenses of said right. LICENSEE further grants to LICENSOR and/or LICENSOR PARTNER (as applicable) an immunity from suit with regards to the foregoing grant or to the sale of the products made using the IMPROVEMENTS under any patent: (1) owned or controlled by LICENSEE or (2) to which and to the extent and subject to the terms that LICENSEE has the right to extend such immunity. This right to use the LICENSEE IMPROVEMENTS is solely transferable by LICENSOR (and/or LICENSOR PARTNER as applicable), including by sublicense as stated above, to other users of the LICENSOR TECHNICAL INFORMATION under license received from LICENSOR and/or LICENSOR PARTNER (as applicable) and who have agreed to the equivalent grant-back to LICENSOR and/or LICENSOR PARTNER (as applicable) and their respective licensees.

4.3	Except as expressly provided herein, neither PARTY grants the other any other rights, whether express or implied, by operation of law or otherwise. In particular, no right is granted herein to LICENSEE for the manufacture or sale of any specified catalyst, adsorbent or special equipment.

Article 5 - Disclosure of information

5.1	LICENSOR shall provide the PROCESS DESIGN PACKAGE to LICENSEE subject to and in accordance with the terms of the PBSA

5.2	At the request of LICENSEE, LICENSOR will make every reasonable effort to arrange for LICENSEE’s representatives to visit the facilities of other users of the LICENSOR TECHNICAL INFORMATION for the purpose of observing and better understanding the LICENSOR TECHNICAL INFORMATION and IMPROVEMENTS.

5.3	The preparation and remittance of the PROCESS BOOK, the checking of the critical mechanical drawings (for conformance to the process requirements as set forth in the PROCESS BOOK) and LICENSOR’s other assistance during the mechanical design are subject to and governed by the PBSA.

5.4	LICENSEE expressly agrees that LICENSOR’s communication of information and related advice under this Agreement shall be limited to the scope of work and services defined herein.

Article 6 - LICENSEE’s Undertaking

6.1	LICENSEE warrants and represents that the UNIT shall be constructed strictly in conformity with the instructions contained in the PROCESS BOOK.

6.2	LICENSEE shall operate the UNIT strictly in conformity with the instructions contained in the OPERATING INSTRUCTIONS.

6.3	Upon prior notice to LICENSEE,

a)	LICENSOR and LICENSOR PARTNER employees shall have the right to visit the UNIT. The times of such visits and their duration shall be mutually agreed upon;

b)	LICENSEE will permit technical visits of the UNIT by third parties designated from time to time by LICENSOR, provided, however, that all such designated third parties’ representatives or visitors shall, prior to accessing the UNIT, agree in writing to secrecy obligations acceptable to LICENSEE, to LICENSEE’s safety rules then in force on the UNIT and to any other reasonable requirement of LICENSEE. The times of such visits and their duration shall be mutually agreed upon; and

c)	LICENSOR and LICENSOR PARTNER may take pictures of the UNIT for promotional purposes, subject to LICENSEE’s prior acceptance, not to be unreasonably withheld.

6.4	The TECHNICAL GUARANTEES are subject to the conditions set forth in Section B of Schedule 1 of the GA.

6.5	lndemnitv for existing assets. As stated in the above recitals (page 3), LICENSEE wants to build the Vegan TM UNIT at its SITE, and for so doing is requesting LICENSOR to repurpose existing assets and/or units or part thereof previously acquired by LICENSEE from a third party. Therefore, LICENSEE hereby represents and warrants that it has all rights and powers:

●	to grant LICENSOR access to the existing assets being repurposed hereunder although it was previously provided by a third-party to LICENSEE, and

●	to disclose to LICENSOR the technical documentation such as the mechanical as- built datasheets of the existing assets being repurposed, which is strictly necessary to perform LICENSOR’s obligations under this Agreement, and LICENSEE agrees to indemnify, defend, release and hold harmless LICENSOR and LICENSOR’s AFFILIATES from any and all claims, damages, losses (including civil fines and penalties}, costs and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) to the extent that such claims, damages, losses, costs and expenses result from an actual or alleged violation or infringement of any third-party’s intellectual property rights arising from or in connection with this AGREEMENT.

Article 7 - Services from LICENSOR

7.1	The services that LICENSOR will render under this Agreement shall comply with generally accepted basic engineering and technical assistance practices in the refining and petrochemical industry. LICENSOR’s sole liability and LICENSEE’s exclusive remedy for breach of such warranty shall be to re-perform the portion of the services for which such breach or claim has occurred, provided, however, that any demand or claim shall be made in writing to LICENSOR within no more than sixty (60) days from the provision of such services, and at the latest at the ACCEPT ANGE DATE. The warranties and remedies set forth herein are exclusive and are in lieu of any and all other warranties or remedies, express or implied, arising by law or otherwise.

7.2	LICENSEE expressly agrees that LICENSOR’s communication of information and related advice under this Agreement shall be limited to the scope of work and services defined herein.

7.3	LICENSOR shall have the right to subcontract or otherwise assign the performance of its obligations under this Agreement, provided that:

a)	such performance shall be at no additional cost to LICENSEE; and

b)	such obligations shall be performed under the same conditions as those set forth in Article 8.2.

7.4	Assistance during the initial stages of operation of the UNIT. Under the conditions set forth in Schedule 5 and Schedule 1 of the GA, a team of ADVISORS shall be in attendance during START-UP and initial operations until the end of the last PERFORMANCE TEST permitted under Section F-1-a-i of Schedule 1 of the GA.

7.5	START-UP procedures. ADVISORS may provide guidance and advice but are not authorized by LICENSOR to issue instructions that deviate from the OPERATING

INSTRUCTIONS provided in Section 6 of the PROCESS BOOK, that expand beyond the scope of information contained in said OPERATING INSTRUCTIONS or that are relevant to pieces of equipment not designed by LICENSOR. Any necessary deviations or expansions of the OPERATING INSTRUCTIONS shall be agreed in writing by LICENSOR and LICENSEE.

7.6	Equipment Operation. ADVISORS shall provide supervisory services only and are not authorized by LICENSOR to perform work on equipment installed in the UNIT in operation. However while the UNIT is in operation, LICENSOR shall have the right to perform work on specific equipment supplied by LICENSOR such as SCS, as deemed necessary by LICENSOR, for the proper operation of the UNIT.

7.7	Follow-up during the CATA LIFE PERIOD or CATA CYCLE LENGTH. During the CATA LIFE PERIOD or CATA CYCLE LENGTH, as applicable, LICENSOR shall have full access to operational data of the UNIT as set forth in Schedule 1 of the GA and shall, upon written request by LICENSEE, provide additional services priced in Schedule 5.

7.8	Training. At LICENSEE’s request, LICENSOR may provide adequate training to LICENSEE’s personnel for the use of the LICENSOR TECHNICAL INFORMATION for the construction, operation and maintenance of the UNIT, on a lump-sum basis. Training will take place prior and/or during the initial operation of the UNIT.

7.9	Further Services. At LICENSEE’s request, LICENSOR is prepared to provide to LICENSEE, after the services set forth in Articles 7.4 to 7.7 is completed and under a separate technical services agreement, training, on-going assistance to technically support, as appropriate, the on-going operation of the UNIT by LICENSEE, under technical and contractual conditions to be agreed upon by the PARTIES.

Article 8 - Financials

8.1	License fee.

a)	The paid-up license fee due for the rights granted under Article 3.1 above amounts to one million and fifty thousand U.S Dollars ($1,050,000).

b)	If a good faith down payment has already been paid by LICENSEE under the PBSA, such payment shall be deducted from the first license fee installment payments set forth in Article c) below and such adjustment shall be reflected in LICENSOR’s invoice.

c)	LICENSOR shall invoice the above license fee to LICENSEE as follows:

i)	$200,000 upon close of project financing but no later than December 31st, 2020,and

ii)	$200,000 upon ACCEPTANCE DATE, but ACCEPTANCE DATE shall be no later than four (4) years after EFFECTIVE DATE of the LA, and

iii)	$300,000 after one year of operation following the ACCEPTANCE DATE, and

iv)	$200,000 after two years of operation following the ACCEPTANCE DATE, and

v)	$100,000 after three years of operation following the ACCEPTANCE DATE.

d)	This license fee amount is firm and not subject to escalation if all the installment payments described in Article 8.1c) have been fully paid by or on November 1st, 2021. After that date, the amount of any outstanding installment payments shall be multiplied by the value of the INDEX RATIO as of the date of invoice.

e)	The full payment of the paid-up license fee as set forth in Article 8.1 shall be made by LICENSEE to LICENSOR in consideration of the rights granted under Article 3.1, up to the DESIGN CAPACITY plus [***]. In the event the DESIGN CAPACITY plus [***] is exceeded during any year of operation, LICENSEE shall notify LICENSOR in writing, setting forth the details of the capacity increase, as per Article 8.5. LICENSEE shall then pay an additional license fee which shall be calculated in direct proportion to the additional capacity achieved (corresponding to an amount of 60 U.S Dollars per BPSD) and multiplied by the value of the INDEX RATIO as of the last month of the year of the capacity increase. Upon payment by LICENSEE to LICENSOR of the additional license fee for a capacity increase, LICENSEE shall acquire the rights to operate the UNIT at such increased capacity as set forth in Article 3.1a).

8.2	Assistance and services. LICENSEE shall bear LICENSOR’s fees and expenditures when rendering services as per terms and conditions set forth in Schedule 5.

8.3	Invoicing - Payment.

a)	In its invoices, LICENSOR shall designate the payer as follows:

New Rise Renewables Reno, LLC

b)	LICENSOR shall transmit the invoices to the following address:

New Rise Renewables, 14830 Kivett Lane, Reno NV 89521

LICENSOR will invoice:

i)	Amounts incurred for the services performed at the Daily Rate set forth in Schedule 5: on a monthly basis;

ii)	Any travel and living expenses incurred to LICENSOR for the performance of the services of its personnel under this Agreement: as soon as incurred, together with supporting receipts and documents (if applicable).

c)	All sums payable under this Agreement shall be paid in US Dollars by bank transfer within thirty (30) days from invoice date to the bank account specified on the invoice.

d)	Any banking fees or charges that occur outside LICENSOR’s State or country shall be borne by LICENSEE.

e)	Any sum received by LICENSOR under this Agreement shall be definitively acquired by LICENSOR.

f)	The PARTIES agrees not to offset any sum owed to the other PARTY against any sum that such PARTY could owe on any ground whatsoever.

g)	An Interest shall be due on all late payments.

i)	The rate shall be 1.25 times the prime rate of interest quoted by the Chase Manhattan Bank NA, New York, on the date payment is due or, if such rate is in excess of the legal rate of interest, at the highest rate legally permissible.

ii)	The interest shall be computed on a monthly basis from the date the payment was due until the date it is made.

iii)	Such possible interests on overdue payments shall be invoiced by LICENSOR following LICENSEE’s payment of the principal and LICENSOR is hereby excused from giving any prior specific notice.

iv)	No provision herein can be deemed as being a waiver of any of LICENSOR’s possible rights to enforce any payment when payable.

8.4	Taxes. Prices are exclusive of all sales, use, or excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state or local governmental entity on any amounts payable by LICENSEE under this Agreement. Any such taxes, duties and charges currently assessed or which may be assessed in the future, that are applicable to the transaction made under this Agreement are for LICENSEE’S account, and LICENSEE hereby agrees to pay such taxes.

8.5	Reporting. During the term of this Agreement, LICENSEE shall, by February 15 each year at the latest, prepare a report of the quantities of charge processed in the UNIT during the preceding year, the quantities of products produced there from and the stream-factor during that year as per the form provided in Schedule 6.

8.6	Audit. For compliance with the provisions of this Agreement, LICENSOR shall have the right to have LICENSEE’s records inspected by an Independent Certified Public Accountant (“Auditor”, “Audit”) bound to confidentiality and selected by LICENSOR.

a)	Such Audits shall be conducted during regular business hours, and shall include only those records and information related to the annual reports from the current year and the three preceding years.

b)	If an Audit reveals an error in the reports and if such error is in LICENSEE’s benefit, LICENSEE shall bear the cost of the relevant Audit. Otherwise, the cost of the Audit shall be borne by LICENSOR.

Article 9 – Confidentiality and Limited Use

9.1	LICENSEE shall use the LICENSOR DATA only in accordance with the licenses granted herein. No other use is permitted without the prior written consent of LICENSOR.

9.2	All LICENSOR DATA received hereunder must be kept confidential and must not be disclosed by LICENSEE, in any manner whatsoever, in whole or in part without the prior written consent of LICENSOR. Moreover, LICENSEE shall only disclose the LICENSOR DATA to its officers, directors and employees who need to know such LICENSOR DATA for the PURPOSE, who are informed by LICENSEE of the confidential nature of the LICENSOR DATA and who shall be bound to act in accordance with the terms and conditions of this Agreement.

9.3	LICENSEE hereby agrees that the LICENSOR DATA disclosed hereunder is and will remain the property of LICENSOR and LICENSOR PARTNER and that drawings or other written, printed or electronic data included therein are not to be copied or reproduced, mechanically or otherwise, without the prior written consent of LICENSOR, except for such copies that LICENSEE reasonably requires for the PURPOSE.

9.4	The term “LICENSOR DATA” does not include information provided hereunder that LICENSEE can prove:

a)	was, at the time of disclosure, in the public domain or which subsequently enters the public domain through no act or failure to act by LICENSEE; or

b)	was developed by or was in the possession of LICENSEE prior to being provided to LICENSEE by LICENSOR or LICENSOR PARTNER or on their behalf, provided that the source of such information was not known to LICENSEE to be prohibited from disclosing the information to LICENSEE by a legal, contractual or fiduciary obligation to LICENSOR or LICENSOR PARTNER; or

c)	was or became available to LICENSEE on a non-confidential basis from a third party that is not known to LICENSEE to be prohibited from disclosing the information to LICENSEE by a legal, contractual or fiduciary obligation to LICENSOR.

However, in situations a) through c) above (the “NON-CONFIDENTIAL INFORMATION”), LICENSEE undertakes not to disclose that such NON-CONFIDENTIAL INFORMATION lawfully in its possession is or was a part of the LICENSOR DATA.

9.5	The exceptions of Article 9.4 do not apply to any information provided hereunder which:

a)	is specific and, at the time of its disclosure hereunder, merely embraced by general information within the exceptions, or

b)	is a combination of features of the NON-CONFIDENTIAL INFORMATION, unless the combination itself, its principle of operation and method of use are within the exceptions.

9.6	Despite the restrictions on disclosure contained in this Agreement, but only to the extent necessary for the PURPOSE, LICENSEE may disclose the LICENSOR DATA to the following third parties as follows:

a)	Contractors. CONTRACTOR, or any contractor assisting LICENSEE in evaluating and developing the PROJECT, or any FEED, detailed engineering, or EPC contractor, who, prior to such disclosure, has signed an agreement with LICENSOR containing appropriate restrictions on use and disclosure.

b)	Other third-parties.

i)	For critical portions of LICENSOR DATA. Any third party other than those mentioned in a) above that is not a competitor of LICENSOR or LICENSOR PARTNER including but not limited to any sub-contractor or manufacturer of specially-designed equipment, who will receive essential information in relation to the PROCESS and considered critical by LICENSOR (including but not limited to PFDs, PIDs, reactors, columns or compressors specifications, internals) and who, prior to such disclosure, has signed an agreement with LICENSEE containing appropriate restrictions on use and disclosure, at least equivalent to those contained in this Agreement. LICENSEE undertakes that such confidentiality agreement shall be entered into and agreed to by such third party prior to any disclosure and LICENSEE shall be liable to LICENSOR for any non-compliance by such third-party of the terms and conditions of that confidentiality agreement.

ii)	For non-critical portions of LICENSOR DATA. Any vendor of generic or commodity equipment or materials or supplier of construction labor who will receive, directly or indirectly, only a minor or non-critical portion of the LICENSOR DATA, limited to duty specifications of those commodity equipment or materials and who, prior to such disclosure, has signed an agreement with LICENSEE or CONTRACTOR containing such restrictions on use and disclosure as generally used in the field of the refining and petrochemical industries.

9.7	Should LICENSEE become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or a similar process) to disclose any of the LICENSOR DATA to third parties other than those identified above, LICENSEE shall immediately inform LICENSOR prior to any disclosure so that LICENSOR may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event a protective order or other remedy is not obtained and a waiver is not received hereunder, and LICENSEE is, in the opinion of its counsel, legally required to disclose LICENSOR DATA to any tribunal and furnishes only that portion of the LICENSOR DATA which they are advised by opinion of counsel is legally required, it may disclose such LICENSOR DATA without liability hereunder.

9.8	LICENSEE acknowledges that CATALYST or other catalysts which LICENSOR may furnish or cause to be furnished to LICENSEE are proprietary materials that embody valuable trade secrets and know-how belonging to LICENSOR which are not available to the general public. Therefore, LICENSEE shall not analyze or have analyzed the CATALYST or any other catalyst provided by LICENSOR without having signed with LICENSOR a specific samples evaluation agreement.

9.9	In order for LICENSOR to prepare and supply LICENSEE with the PROCESS BOOK under the PBSA and grant LICENSEE the license specified hereunder and for the purposes of Article 4.1 hereof (the “SPECIFIC PURPOSE”), LICENSOR hereby agrees to maintain confidential, not disclose to third parties without the prior written consent of LICENSEE except as specified in Article 9.11 hereof, not to copy, except to its officers, directors and employees on a need to know-basis, and use solely for the SPECIFIC PURPOSE, LICENSEE’s confidential information which shall comprise: LICENSEE’s IMPROVEMENTS {which may also be disclosed to other licensees pursuant to Article 4.2b), the feedstock properties and the product specifications for the PROJECT, and similar business and PROJECT related information communicated by LICENSEE to LICENSOR under this Agreement and reasonably required for the SPECIFIC PURPOSE. Should any other information from LICENSEE be required for the SPECIFIC PURPOSE, LICENSOR and LICENSEE shall mutually agree in advance in writing on what information may be disclosed to LICENSOR.

9.10	LICENSEE agrees that, subject to the terms and conditions of Article 9.9, LICENSOR and LICENSOR PARTNER may disclose LICENSEE confidential business information to each other for the implementation of the SPECIFIC PURPOSE.

9.11	Notwithstanding the confidentiality provisions set forth above, LICENSOR and LICENSOR PARTNER shall have the right to disclose to the refining and petrochemicals press at least the following information: existence of the PROJECT, LICENSEE’s name, PROJECT location, PROCESS, approximate UNIT START-UP date and DESIGN CAPACITY. Any additional information will not be provided without LICENSEE’s prior written authorization unless such additional information was previously known to the refining and petrochemicals press.

Article 10 - Patent infringement

10.1	LICENSOR represents that,

a)	LICENSOR has the right to offer and grant the licenses of Article 3.1 hereof;

b)	On the SIGNATURE DATE, the use of LICENSOR TECHNICAL INFORMATION in accordance with the licenses set forth under Article 3.1a), is not the subject of a pending patent infringement suit involving LICENSOR or LICENSOR PARTNER; and

c)	To the best of its knowledge, on the SIGNATURE DATE, no such claim of infringement has been threatened or alleged.

10.2	The representations in Article 10.1 and remedies described in Article 11 - do not extend to any claim of infringement that relate to any modification of the PROCESS BOOK by LICENSEE; or from any use of LICENSOR TECHNICAL INFORMATION in any manner other than that specified by LICENSOR; or from a claim related to a patent owned by LICENSEE or its AFFILIATE.

10.3	LICENSEE will promptly notify LICENSOR in writing of any claim of infringement of a valid patent and of the commencement against it of any patent infringement suit made or brought against LICENSEE by any third party. To the extent such claim is based upon an alleged breach by LICENSOR of the representations made under Article 10.1 hereof and LICENSEE has notified LICENSOR in writing, within thirty (30) days of receipt of the said claim and such claim arises within five (5) years after START-UP, the defense shall be undertaken as defined below.

10.4	LICENSOR will assume, at its sole option, control of the defense, appeal or settlement of any third-party claim that is reasonably likely to give rise to an indemnification claim as described in Article 10.3 and undertake, conduct and control, through reputable independent counsel of its own choosing and its sole cost and expense, the settlement or defense thereof; provided, however, that LICENSOR may at its option:

a)	recommend change(s) to the UNIT against which the above described suit has been brought to enable the UNIT to avoid such infringement claim, with LICENSOR carrying out at LICENSOR’s own expense the corresponding process engineering studies necessary for making such change(s), and/or

b)	obtain a right from the third party in question for LICENSEE to operate the UNIT free from such claim of infringement.

10.5	In the event LICENSEE fails to comply with LICENSOR’s recommendations under Article 10.4 hereof, LICENSOR shall be released from any further liability and obligation under said Article 10.4.

10.6	If LICENSOR assumes control of the defense under Section 10.4, LICENSEE shall fully cooperate with LICENSOR in connection therewith; and may employ, at any time, separate counsel to represent it; provided, that LICENSEE is solely responsible for the costs and expenses of any such separate counsel.

10.7	In the event that a final un-appealable judgment by a court of competent jurisdiction has been entered against LICENSEE in any such claim or infringement suit, and provided that the UNIT is built and operated strictly in accordance with the PROCESS BOOK, LICENSOR will indemnify LICENSEE for any damages that may become payable under such judgment or settlement; provided, however, that the liability of LICENSOR under this Article 10 - shall be subject to and in any event not exceed LICENSOR’s liability limitations under Article 11 - hereof.

10.8	The remedies set forth in this Article 10 - shall be LICENSEE’s exclusive remedy and the LICENSOR’s sole liability for infringement of third parties’ rights and breach of Article 10 -

10.9	Neither LICENSOR nor LICENSEE shall settle nor compromise any such suit without the written consent of the other PARTY if the settlement or compromise obliges the other PARTY to make any payment or part with any property or assume any obligation or grant any licenses or other rights or be subject to any injunction by reason of such settlement or compromise.

Article 11 -Warranties, Liabilities and Indemnification

11.1	Warranties.

a)	LICENSOR warrants to LICENSEE that, if the UNIT is constructed and operated strictly in accordance with the PROCESS BOOK, the TECHNICAL GUARANTEES will be met.

b)	EXCEPT FOR THE WARRANTY SET FORTH IN SECTION 10.1 AND 11.1a) ABOVE, LICENSOR MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE LICENSE, INCLUDING ANY WARRANTY RELATED TO CATALYST, EQUIPMENT OR MATERIAL TO BE USED IN THE UNIT; OR WARRANTY OF MERCHANTABILITY; OR WARRANTY OF FITNESS FOR ANY OTHER USE WHETHER EXPRESS OR IMPLIED BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE.

c)	Wherever in this Agreement it is contemplated that LICENSEE has to fulfill an obligation, to perform a work or to provide service or material, LICENSOR’s obligations are contingent upon this being done.

11.2	Liabilities and Indemnification.

a)	Remedies. In the event the TECHNICAL GUARANTEES specified in Article a) are not met,

i)	During the period specified in Section F-1-a-i) of Schedule 1 of the GA, the remedies of Sections F (Unsatisfactory Performance) and G (Modifications to the Unit) of Schedule 1 of the GA (Conditions for Technical Guarantees) shall apply;

ii)	Upon expiration of the period specified in Section F-1-a-i) of Schedule 1 of the GA, the liquidated damages of Section H (Liquidated Damages) of Schedule 1 of the GA and Section 1 (PERFORMANCE GUARANTEES) of Schedule 4 of the GA (Liquidated Damages Computation) shall apply.

iii)	During the CATA LIFE PERIOD, if any, the liquidated damages of Section H (Liquidated Damages) of Schedule 1 of the GA and Section 2 (CATALYST GUARANTEES) of Schedule 4 of the GA (Liquidated Damages Computation) shall apply.

These liquidated damages amounts are reasonable and intended to be the measure of recovery

THIS SECTION 1.1a) SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE LICENSOR AND THE SOLE AND EXCLUSIVE REMEDY FOR THE LICENSEE RELATED TO THE OBLIGATIONS UNDER SECTION 11.1.

b)	NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL LICENSOR’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED ONE HUNDRED PERCENT (100%) OF THE TOTAL OF THE AMOUNTS PAID TO LICENSOR AS LICENSE FEE PURSUANT TO THIS AGREEMENT.

c)	If and when its liability results in amounts due by LICENSOR, the payment of the settlement amount shall relieve LICENSOR from the relevant obligation and responsibility under this Agreement with respect to the subject matter of the settlement.

d)	EXCEPT LIABILITY FOR BREACH OF CONFIDENTIALITY AND LIMITED USE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED.

e)	The limitations and exclusions of liability under this Agreement are set forth, irrespective of whether such losses or damages are based on contract, warranty, and so far as permissible by law, tort (including negligence and strict liability) or otherwise, even if caused by the sole or concurrent or active or passive negligence, strict liability or other legal fault of such PARTY or its AFFILIATES. Nothing in this Agreement shall however limit or exclude the liability of either PARTY for gross negligence or willful misconduct. The PARTIES also represent that they accept the limitations or exclusions of liability hereunder, voluntarily, intelligently and with full knowledge of their legal consequences and consider them as fair and reasonable in view of their respective position.

f)	Except to the extent of any gross negligence or willful misconduct of LICENSEE, LICENSOR shall indemnify, hold harmless, and defend LICENSEE Indemnified Parties against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorneys’ fees, arising out of any claim alleging:

i)	the death, illness of or injury to any personnel of LICENSOR Indemnified Parties; and

ii)	damage to or loss of the property of LICENSOR Indemnified Parties, whether owned, hired or leased, including loss of use thereof;

arising out of or in connection with the performance of this Agreement.

g)	Except to the extent of any gross negligence or willful misconduct of LICENSOR, LICENSEE shall indemnify, hold harmless, and defend LICENSOR Indemnified Parties against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorneys’ fees, arising out of any claim alleging:

i)	the death, illness of or injury to any personnel of LICENSEE Indemnified Parties; and

ii)	damage to or loss of the property of LICENSEE Indemnified Parties, whether owned, hired or leased, including loss of use thereof; and

iii)	damage to or loss of Third Party property and death, illness of or injury to any Third Party;

arising out of or in connection with the performance of this Agreement.

h)	For the purposes of this Article 11 - , “LICENSEE Indemnified Parties” means LICENSEE and its AFFILIATES and their respective employees, officers, directors, agents and contractors, “LICENSOR Indemnified Parties” means LICENSOR and its AFFILIATES and their respective employees, officers, directors, agents, contractors and invitees, and “Third Party” means any person other than LICENSOR Indemnified Parties and LICENSEE Indemnified Parties. Also, the term “gross negligence” means any act or failure to act (whether sole, joint or concurrent) that seriously and substantially deviates from a diligent course of action or that is in reckless disregard of or indifference to the harmful consequence, and the term “willful misconduct” means an intentional disregard of good and prudent standards of performance or of any of the terms of this Agreement.

i)	Where bodily injury, death or loss of or damage to property is the result of the joint gross negligence or willful misconduct of both PARTIES, each PARTY shall contribute to the indemnification in proportion of its gross negligence or willful misconduct contribution to such injury, death, loss or damage. Should such PARTY be strictly liable under the law, its duty of indemnification shall be in the proportion that its gross negligence or willful misconduct contributed to the injury, death, loss or damage.

j)	Each PARTY will, at its own expense, procure, or cause to be procured workers compensation insurance in accordance with applicable law for all of its employees engaged in performance of work pursuant to this Agreement.

k)	Each PARTY recognizes that it has a duty to mitigate the loss it may incur as a result of a breach by the other PARTY of any of its obligations under this Agreement.

Article 12 - Assignment

12.1	This Agreement is not assignable in whole or in part by either PARTY without the previous written consent of the other PARTY; provided, however, that it may be assigned by either PARTY without such consent to

a)	any AFFILIATE of the assigning PARTY, or

b)	a successor of the assigning PARTY in its business, or in the part of its business concerned by this Agreement,

provided that such AFFILIATE or successor is not a licensor-competitor of LICENSOR or of LICENSOR PARTNER.

12.2	The assignment shall not be effective unless and until the assignee undertakes in writing to take over all rights and obligations of the assignor set forth in this Agreement.

12.3	Confidentiality and limited use obligations between the PARTIES under Article 9 - above and the provision with respect to dispute resolution under Article 13.11 shall survive any assignment of this Agreement and shall continue to be binding on the PARTIES.

Article 13 - Miscellaneous

13.1	Entire Agreement. This Agreement, which includes all numbered Schedules as attached hereinafter, sets forth, in combination with the Confidentiality Agreement and the PBSA, the entire understanding between the PARTIES relating to the subject matter contained herein and merges all prior discussions between them. Should a term or provision of this Agreement conflict with the content of any of the Schedules, the PBSA or the Confidentiality Agreement, this Agreement shall prevail.

13.2	Amendments. No amendment to this Agreement or to the PBSA shall be effective unless in writing and executed by the PARTIES. No such amendment shall be effected by the acknowledgement or acceptance of purchase orders, shipping instruction forms, order confirmation forms, general terms of sale or of purchase or any other documents between the PARTIES containing terms or conditions at variance with this Agreement.

13.3	Notices. Any notice hereunder shall be in writing and will be deemed to have been duly given when either (1) delivered by hand (with written confirmation of receipt), (2) sent by fax (with written confirmation of receipt), provided that a copy is mailed or sent by a recognized delivery service or (3) received by the addressee, if sent by a recognized delivery service (receipt requested). All notices shall be addressed to the relevant address appearing on the first page of this Agreement (or to such other address or fax numbers as a PARTY may notify to the other PARTY):

a)	The notices and claims sent by LICENSOR to LICENSEE shall be addressed to the attention of Randy Soule, Randy@encorenv.com

b)	Those sent by LICENSEE to LICENSOR, shall be addressed to the attention of the CEO of Axens christian.vaute@axens.net .

13.4	Other communications. Communications relative to transmittal of technical and/or commercial documentation shall be forwarded to such individual as the relevant PARTY may designate from time to time.

13.5	Severability. If any provision contained in this Agreement or any document executed in connection herewith is declared to be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired.

13.6	No waiver. No failure or delay on the part of either PARTY, in the exercise of any power, right or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof of any other right, power or privilege.

13.7	Independence and business relationship. The PARTIES shall each carry out their respective obligations under this Agreement independently and not as agents for each other. They also represent that they carry out such obligations as professionals in a business to business relationship.

13.8	Reference. Either PARTY shall have the right to make oral or written reference to the subject matter of this Agreement but not to its provisions when dealing with third parties, except to the extent required by governmental authority or court of competent jurisdiction.

13.9	Protections extended to LICENSOR PARTNER and to LICENSOR SUBCONTRACTORS. LICENSEE acknowledges that LICENSOR PARTNER and LICENSOR SUBCONTRACTORS may assist LICENSEE in activities related to this Agreement. To the extent LICENSOR PARTNER or LICENSOR SUBCONTRACTORS assist LICENSEE in activities related to this Agreement, the protections provided to LICENSOR under this Agreement shall extend to LICENSOR PARTNER and to LICENSOR SUBCONTRACTORS to the same extent that they apply to LICENSOR hereunder; provided, however, that no relationship between LICENSOR PARTNER(s), LICENSOR SUBCONTRACTORS or their respective AFFILIATES or any of their respective employees, contractors or agents (excluding LICENSOR) is thereby created or may thereby be inferred hereunder.

13.10	Force Majeure. Each PARTY shall be excused from performance hereunder to the extent that such PARTY is prevented from performing its obligations, in whole or in part, as a result of “Force Majeure Event” which means any act, event or circumstance: (a) which renders the affected PARTY unable to perform its obligations; and (b) which is beyond the reasonable control of the PARTY affected by such event; and (c) which could not be avoided or prevented by the affected PARTY acting with due care. Provided, in each case, that the event or circumstance in question satisfies the requirements of the preceding sentence, Force Majeure shall include, but not be limited to: (i) fire, explosion and acts of God including, flood, lightning, storm, typhoon, tornado, earthquake, landslide, soil erosion, subsidence, washout or epidemic; (ii) war (whether declared or undeclared), civil war, act of terrorism, riot, civil disturbance, blockade, insurrection, military uprising, embargo, or act of public enemies; (iii) revolution, rebellion, civil commotion, seizure or act of sabotage; (iv) strike, lockout or industrial disturbance; and (v) acts of any government (vi) equipment breakdown failures or fluctuations in electrical power, heat, light or air conditioning. If a PARTY is unable to perform any of its obligations under this Agreement by reason of a Force Majeure Event, such obligations shall be suspended without liability for such period as performance is prevented by the Force Majeure Event, provided that, as soon as reasonably practicable the affected PARTY notifies the other PARTY in writing of the Force Majeure Event. Performance of this Agreement shall be resumed as soon as practicable after the end of such Force Majeure Event. Provided that if the performance in whole or in part of any substantial obligation under this Agreement is delayed by reason of any such Force Majeure Event for a period exceeding three (3) months, either PARTY may by giving the other PARTY seven (7) calendar days’ written notice terminate this Agreement. Neither PARTY shall be entitled to damages resulting from any such termination. The affected PARTY shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement.

13.11	Each PARTY represents that the terms and conditions of this Agreement do not violate the laws of its country. The enactment of any new law or regulation after the EFFECTIVE DATE which affects the rights and obligations of either PARTY shall entitle the suffering PARTY to an adjustment for reasonable compensation.

Article 14 - Governing law and Dispute resolution

14.1	Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New-York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

14.2	Disputes. The Parties will try to settle amicably all disputes arising out of or in connection with this Agreement. If they fail to solve any such dispute within one hundred twenty (120) days from the date the claiming Party has notified its complaint to the other, than any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties shall appoint one or more arbitrators in accordance with the said Rules. The tribunal shall have the power to rule on any challenge to its own jurisdiction or to the validity or enforceability of any portion of the agreement to arbitrate. The parties agree to arbitrate solely on an individual basis, and that this agreement does not permit class arbitration or any claims brought as a plaintiff or class member in any class or representative arbitration proceeding. The arbitral tribunal may not consolidate more than one person’s claims, and may not otherwise preside over any form of a representative or class proceeding. In the event the prohibition on class arbitration is deemed invalid or unenforceable, then the remaining portions of the arbitration agreement will remain in force. The language of such arbitration shall be English and the place of arbitration shall be New York.

14.3	AAA Optional Rules for Emergency Measures of Protection. Notwithstanding the provision of Article 14.2, each PARTY agrees in advance that the other PARTY may apply, without prejudice to any rights it may otherwise have, to the granting of an arbitrator order (or an “injunction”) to stop a breach or to obtain specific performance, in its favor, without proof of actual damages. For this purpose, each PARTY shall have the right to have recourse to and shall be bound by the Optional Rules for Emergency Measures of Protection of the AAA.

Article 15 - EFFECTIVE DATE and termination

15.1	This Agreement shall come into full force and effect on the EFFECTIVE DATE.

15.2	This Agreement shall be in full force and effect as long as the UNIT shall operate and it may not be terminated earlier except that, if one PARTY makes a breach of a substantial obligation under this Agreement, the other PARTY may, after a thirty (30) days’ advance written notice, terminate this Agreement if the defaulting PARTY has not taken proper measures to remedy its failure.

15.3	If this Agreement is terminated because of breach by LICENSEE of provisions of Article 7 - (Financials) or of Article 9 - (Confidentiality and limited use) and LICENSEE fails to abide by a decision rendered under Article 14.2, LICENSEE agrees that it will discontinue the use of the LICENSOR TECHNICAL INFORMATION in the UNIT and shall return upon LICENSOR’s request the PROCESS BOOK and LICENSOR TECHNICAL INFORMATION.

15.4	In any case of termination other than that set forth in Article 15.3, neither PARTY shall have any further right or obligation under this Agreement, except:

a)	LICENSEE shall remain liable for any license fees under Article 8.1,

b)	LICENSEE shall remain liable for any costs under Article 7 - (Financials) accrued before termination,

c)	LICENSOR and LICENSEE rights and obligations under Article 4.2 (Grant-Back) and under Article 13.8 (Reference) hereof shall remain in effect and

d)	LICENSEE’s rights under Article 3 - (Grant of license) shall remain in effect to the extent a fully paid license is acquired by LICENSEE.

15.5	In no event shall termination of this Agreement:

a)	relieve LICENSEE of its restrictions on use, duplication and disclosure of LICENSOR DATA under Article 9 - (Confidentiality and limited use) hereof,

b)	affect LICENSOR and LICENSEE rights and obligations under Article 14 - (Governing law and dispute resolution) hereof, or

c)	terminate any of the liability limits, disclaimers or indemnifications of Article 11 - or any of LICENSEE’s rights and obligations under this Article 15 - .

Article 16 - EXECUTION OF THIS LICENSE AGREEMENT

The representative(s) of each Party signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity and power to execute and deliver this Agreement as representative of the signatory PARTY, and take full legal liability should the lack of representative capacity be invoked.

Electronic Signature: The PARTIES expressly agree that this Agreement may be signed by the legal representative(s) of each PARTY or their proxies thereof, by hand or by using an electronic signature.

The LICENSEE’s designated representative entitled to sign electronically this Agreement is the following:

I.	Name : Randy Soule Title: Manager-Member

Email address: Randy@encorenv.com

and LICENSOR’s designated representatives entitled to sign electronically this Agreement are the following :

I.	Name: Christian VAUTE Title: CEO Email address: christian.vaute@axens.net

II.	Name: Romain LEMOINE Title: VP Process Licensing Email address: romain.lemoine@axens.net

Each Party will receive a signature certificate admissible in Court, with a complete digital traceability system to confirm the validity of the signing of this Agreement.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement, including executed signature pages, by electronic transmission (including pdf, scanned copies or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com ) will constitute effective execution and delivery of this Agreement for all purposes and the Parties agree that it shall have the same force of evidence as an inked original and that electronic signature shall bound the Parties as if they had proceeded with handwritten signatures.

SCHEDULE 1

FORM OF CATALYST LOADING CERTIFICATE

Chrono:
Date of file:
Page:	__/

SCHEDULE 1

FORM OF CATALYST LOADING CERTIFICATE

Chrono:
Date of file:
Page:	__/

SCHEDULE 3

FORM OF PERFORMANCES PROBE CERTIFICATE

Chrono:
Date of file:
Page:	__/

SCHEDULE 4

ACCEPTANCE OF THE UNIT CERTIFICATE

Chrono:
Date of file:
Page:	__/

SCHEDULE 5

STANDARD TECHNICAL ASSISTANCE AND SERVICE RATES

SCHEDULE 6

FORM OF LICENSEE’s ANNUAL CAPACITY DECLARATION

Chrono:
Date:

IN WITNESS WHEREOF, the PARTIES hereto have caused this Agreement to be executed by their duly authorized representatives as of the date last written below.

NEW RISE RENEWABLES RENO, LLC.		AXENS NORTH AMERICA, INC.

Signature		Signature

Name:	Randy Soule	Name:	Christian Vaute

Title:	Manager - Member	Title:	CEO

Date:	30 November 2020	Date:	30 November 2020

		Signature	/s/ Romain Lemoine

		Name:	Romain Lemoine

		Title:	VP Process Licensing

		Date:	30 November 2020

AMENDMENT#1 TO LICENSE AGREEMENT #8628

This First Amendment to the License Agreement (this “Amendment#1”) is entered into by and between New Rise Renewables Reno, LLC, a company organized under the laws of the State of Nevada having its principal place of business at 14830 Kivett Lane, Reno, NV 89521 represented by Randy SOULE, acting as the Manager-Member, duly empowered to execute this Amendment 1 (“LICENSEE’), and Axens North America, Inc. a Delaware corporation having its registered office at 1800 St James Place, Suite 400, Houston TX 77056, USA represented by Christian Vaute, acting as CEO, duly empowered to execute this Amendment 1 (“LICENSOR”).

WHEREAS, on or around November 30th, 2020, Recipient and Axens signed the License Agreement ref. spi19267 Rev1#_LA_Vegan_NewRiseRenewables,Reno, NV_CT21815, relating to the Vegan® process (the “Agreement’);

WHEREAS, the Parties now desire to amend the Article 8 “Financials” of the Agreement to correct a discrepancy identified in the payment schedule.

NOW THEREFORE, in consideration of the agreements herein, the Parties agree as follows:

1.	Amendment.

Article 8.1 “License fee” of the Agreement, bullet point c), is amended and restated in its entirety to read as follows:

LICENSOR shall invoice the above license fee to LICENSEE as follows:

I.	$200,000 upon close of project financing but no later than December 31st, 2020, and

II.	$200,000 upon ACCEPTANCE DATE, but ACCEPTANCE DATE shall be no later than four (4) years after EFFECTIVE DATE of the LA, and

III.	$350,000 after one year of operation following the ACCEPTANCE DATE, and

IV.	$200,000 after two years of operation following the ACCEPTANCE DATE, and

V.	$100,000 after three years of operation following the ACCEPTANCE DATE.

2.           Limited Effect. Except as amended hereby, the Agreement shall remain in force and effect in accordance with its terms as currently written.

3.           Miscellaneous. This Amendment#1 and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflict of law principles. The Parties shall endeavor to solve amicably any dispute arising out of or relating to this Amendment#1. The Parties agree to the exclusive jurisdiction and venue for any such dispute in the state or federal courts of New York.

4.           Counterparts. This Amendment#1 may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment#1, including executed signature pages, by electronic transmission (including pdf, scanned copies or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Amendment#1 for all purposes.

IN WITNESS WHEREOF, the PARTIES hereto have caused this Amendment 1 to be executed by their duly authorized representatives and to be made effective as of the date of last signature written below.

NEW RISE RENEWABLES RENO, LLC.		AXENS NORTH AMERICA, INC.

By:	/s/ Randy Soule	By:	/s/ Christian Vaute
Name:	Randy Soule	Name:	Christian Vaute
Title:	Manager - Member	Title:	CEO
Date:	09 December 2020	Date:	09 December 2020

		By:	/s/ Romain Lemoine
		Name:	Romain Lemoine
		Title:	VP Process Licensing
		Date:	09 December 2020